Exhibit 99.1

Press Release

Cowen Group, Inc. Announces 2012 Third Quarter Financial Results

New York, November 8, 2012 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the third quarter ended September 30, 2012.

2012 Third Quarter Highlights(1)

•                  Broker-dealer segment revenues increased by 34% in the 2012 third quarter compared to the prior year period(2)

•                  Investment banking revenues were $18.7 million, a $7.9 million increase from the prior year period. The increase was driven by our equity underwriting activity in the healthcare sector and debt capital markets product

•                  Brokerage revenues were $22.7 million, down $3.0 million compared to the 2011 third quarter

•                  Management fees were $13.4 million, down $5.1 million compared to the 2011 third quarter

•                  The decrease in management fees was primarily attributable to an increase in management fees in the prior year period for our healthcare royalty funds, as a result of an increase in committed capital that resulted in recognizing cumulative retrospective management fees

•                  Assets under management decreased by $1.1 billion during the 2012 third quarter to $10.4 billion at October 1, 2012 due to redemptions in the Company’s cash management business

•                  Excluding cash management assets, the Company’s assets under management at October 1, 2012 were approximately flat during the 2012 third quarter

•                  The Company’s non-compensation expenses in the 2012 third quarter decreased by $6.1 million compared to the prior year period

•                  On September 28th, Cowen announced its entry into a definitive agreement to acquire KDC Securities, a securities lending business.  The transaction was completed on November 1st

(1)  All financial highlights are presented on an Economic Income basis.

(2)  Includes broker-dealer segment’s allocation of Investment Income (Loss) and Other Revenue.

2012 Third Quarter GAAP Financial Information and Select Balance Sheet Data

For the third quarter 2012, the Company reported a GAAP net loss of $10.6 million, or $0.09 per share, as compared to a GAAP net loss of $48.2 million, or $0.42 per share, in the third quarter 2011.  The third quarter 2011 loss included a $5.1 million net loss from discontinued operations related to exiting the businesses operated by LaBranche subsidiaries.  The year-over-year decrease in GAAP net loss from continuing operations was primarily due to an increase in other income, which was impacted in the prior year period by losses on fixed income securities and other investments.  Other income increased from a loss of $24.8 million in the third quarter 2011 to a gain of $10.0 million in the third quarter 2012.

The following table summarizes the Company’s GAAP financial results for the three months ended September 30, 2012 and 2011, and June 30, 2012; and the nine months ended September 30, 2012 and 2011.

Summary GAAP Financial Information

	Three Months Ended					Nine Months Ended
	September 30,			June 30,		September 30,
(Dollar amounts in millions, except per share information)	2012	2011	%	2012	%	2012	2011	%

Revenues	$57.6	$62.0	(7)%	$59.5	(3)%	$174.5	$184.9	(6)%
Expenses	(79.1)	(81.0)	(2)%	(77.4)	2%	(233.2)	(244.5)	(5)%
Other income (loss)	10.0	(24.8)	NM	7.8	28%	43.4	21.3	NM
Income tax benefit (expense)	(0.2)	(0.1)	NM	(0.2)	NM	(0.5)	17.7	NM
Net income (loss) from continuing operations	$(11.6)	$(43.9)	NM	$(10.4)	NM	$(15.8)	$(20.6)	NM

Net income (loss) from discontinued operations, net of tax	—	(5.1)	NM	—	NM	—	(5.1)	NM
Net income (loss) loss attributable to noncontrolling interests in consolidated subsidiaries	(1.0)	(0.8)	NM	(2.4)	NM	(1.2)	2.5	NM
Net income (loss) attributable to Cowen Group, Inc.	$(10.6)	$(48.2)	NM	$(7.9)	NM	$(14.5)	$(28.1)	NM

Earnings (loss) per basic share:
Income (loss) from continuing operations	$(0.09)	$(0.37)	NM	$(0.07)	NM	$(0.13)	$(0.26)	NM
Income (loss) from discontinued operations	$—	$(0.04)	NM	$—	NM	$—	$(0.06)	NM

Note: Amounts may not add due to rounding.

The Company’s stockholders’ equity as of September 30, 2012, was $504.0 million, or book value per share of $4.42, compared to stockholders’ equity of $508.5 million, or book value per share of $4.46, as of December 31, 2011.  At September 30, 2012, the Company’s tangible book value per share was $4.09 compared to $4.23 at December 31, 2011.

Select Balance Sheet Data

	September 30,	June 30,	December 31,
(Dollar amounts in millions, except per share information)	2012	2012	2011

Stockholders’ equity	$504.0	$511.9	$508.5
Tangible stockholders’ equity	$466.1	$473.3	$482.7
Common shares outstanding	114.0	114.2	114.0

Book value per share	$4.42	$4.48	$4.46
Tangible book value per share	$4.09	$4.14	$4.23

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).   In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction,  (iii) excludes certain other acquisition-related and/or reorganization expenses (including the discontinued operations of LaBranche), and (iv) excludes the bargain purchase gain which resulted from the LaBranche acquisition.  In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities and the Company’s investment in the Value and Opportunity business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income financial results for the three months ended September 30, 2012 and 2011, and June 30, 2012; and the nine months ended September 30, 2012 and 2011.

Summary Economic Income (Loss) Financial Information

	Three Months Ended					Nine Months Ended
(Dollar amounts in millions, except per	September 30,			June 30,		September 30,
share information)	2012	2011	%	2012	%	2012	2011	%

Revenues	$66.0	$37.2	77%	$66.2	—	$211.4	$199.4	6%
Expenses	(74.6)	(77.1)	(3)%	(71.9)	4%	(219.5)	(229.8)	(4)%
Net Economic Income (Loss) before non-controlling interests	(8.6)	(39.9)	NM	(5.7)	NM	(8.1)	(30.4)	NM
Economic Income (Loss)	$(8.9)	$(40.7)	NM	$(6.0)	NM	$(9.0)	$(33.2)	NM

Economic Income (Loss) per share	$(0.08)	$(0.35)	NM	(0.05)	NM	$(0.08)	$(0.37)	NM

Economic Income (Loss) excluding certain non-cash items	$(0.8)	$(32.6)	NM	$2.2	NM	$14.0	$(13.2)	NM

Note: Amounts may not add due to rounding.

2012 Third Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the third quarter 2012 was $66.0 million, a 77% increase compared to $37.2 million in the third quarter 2011.  The increase in Economic Income revenue was primarily the result of an increase in investment income and investment banking fees, partially offset by a decrease in management fees and brokerage revenue.

Economic Income Revenue

	Three Months Ended					Nine Months Ended
	September 30,			June 30,		September 30,
(Dollar amounts in millions)	2012	2011	%	2012	%	2012	2011	%

Investment banking	$18.7	$10.8	73%	$16.3	15%	$50.6	$39.8	27%
Brokerage	22.7	25.7	(12)%	24.6	(8)%	71.3	77.9	(8)%
Management fees	13.4	18.5	(28)%	14.6	(8)%	42.0	48.1	(13)%
Incentive income	1.7	(0.6)	NM	2.6	(35)%	8.3	10.2	(19)%
Investment income	9.2	(17.0)	NM	8.3	11%	38.5	22.9	68%
Other revenue	0.4	(0.1)	NM	(0.1)	NM	0.7	0.5	40%
Total Revenues	$66.0	$37.2	77%	$66.2	—	$211.4	$199.4	6%

Note: Amounts may not add due to rounding.

Compensation and Benefits Expense

Third quarter 2012 compensation and benefits expense was $46.2 million, a 10% increase compared to $42.2 million in the third quarter 2011.  This was primarily attributable to an increase in the amortization of deferred compensation, severance expense and investments in new professionals which was partially offset by lower variable compensation.  Average headcount in the third quarter 2012 decreased by 7% compared to the prior year period and was approximately flat compared to the second quarter 2012.  Total headcount at the end of the third quarter was 586.

The compensation to Economic Income revenue ratio decreased to 70% in the current quarter from 113% in the prior year period.  Compensation and benefits expense for the third quarter 2012 and 2011 included $5.7 million and $5.2 million, respectively, in share-based compensation expense.  Compensation and benefits expense excludes equity award expense related to the 2009 Cowen / Ramius business combination of $1.4 million and $1.6 million in the third quarter 2012 and 2011, respectively.

Excluding $1.4 million of expenses associated with activities for which the Company is reimbursed and $4.4 million of severance expense, compensation and benefits expense was 61% of Economic Income revenue in the third quarter 2012.  Excluding these same two items, compensation and benefits expense was 111% and 60% of Economic Income revenue in the prior year period and second quarter 2012, respectively.

Fixed Non-Compensation Expenses

Fixed non-compensation expenses in the current quarter decreased by 7% to $24.0 million as compared to $25.8 million in the comparable prior year quarter.  This decrease was primarily related to a decrease in service fees and occupancy and equipment expenses related to cost cutting efforts made near the end of 2011 to reduce excess services and space.  This decrease was partially offset by an increase in other costs relating to the real estate business and the Value and Opportunity business (subsequent to the restructuring in the second quarter of 2011).

Variable Non-Compensation Expenses

Variable non-compensation expenses were $5.7 million in the third quarter 2012, down 42% compared to $9.9 million in the third quarter 2011.  The decrease was primarily due to syndication costs related to a capital raise by an alternative investment asset fund in the third quarter of 2011 and professional fees that were incurred in the prior year quarter relating to the potential acquisitions of Luxembourg reinsurance companies.

Alternative Investment Segment (“Ramius”)

Assets Under Management

As of October 1, 2012, the Company had assets under management of $10.4 billion, a 10% decrease compared to assets under management of $11.5 billion as of July 1, 2012. The $1,127 million decrease in assets under management during the third quarter of 2012 included $1,215 million in net redemptions and $88 million of net positive performance.

The decrease in assets under management was primarily attributable to our cash management product, which had net redemptions of $1.1 billion in the 2012 third quarter.  Given the current focus of the Company’s alternative investment management business and the areas where the Company believes it can achieve long term growth and profitability, as of November 1, 2012, the Company is no longer offering cash management services and is arranging for the transfer of the remaining assets to another asset manager.

Management Fees

Management fees were $13.4 million in the third quarter 2012, a decrease of 27% compared to the third quarter 2011.  There was a decline in management fees attributable to our healthcare royalty funds, for which fees decreased from the prior period when cumulative retrospective management fees were recognized due to additional fund closings.  This decrease was partially offset by an increase in management fees relating to our hedge fund products, specifically our Value and Opportunity funds (even after giving effect to the restructuring of the Value and Opportunity business in the second quarter of 2011).

The average annualized management fee charged in the third quarter 2012 was 0.49%, as compared to 0.54% in the 2012 second quarter and 0.67% in the prior year period.

Incentive Income

Incentive income increased to $1.7 million in the third quarter 2012 from an incentive fee loss of $0.6 million in the comparable prior year period.  This was primarily a result of an increase in performance fees earned on our Global Credit fund partially offset by a decrease in performance fees earned on our real estate funds.

Investment Income

Investment income represents net revenues generated on our invested capital and includes interest and dividend income received or accrued as well as realized and unrealized gains/losses recognized during the period. Investment income increased by $26.2 million to $9.2 million in the third quarter 2012 from an investment loss of $17.0 million in the prior year period.  The increase was primarily related to an increase in performance of the Company’s own invested capital driven by increases in performance in certain investment strategies including our activist, credit and event driven strategies.

Broker-Dealer Segment (“Cowen and Company”)

Brokerage

Brokerage revenue was $22.7 million in the third quarter 2012, a decrease of $3.0 million, or 12%, compared to the third quarter 2011.  This was primarily attributable to lower commission revenues due to a reduction in customer trading volumes and a lower per share average commission. This decrease was offset by an increase in fees earned related to the Company’s acquisition of ATM.  Customer trading volumes across the industry (according to Bloomberg) decreased 32% in the three months ended September 30, 2012 compared to the prior year quarter.

Investment Banking

Investment banking revenue was $18.7 million in the third quarter 2012, an increase of $7.9 million, or 73%, compared to $10.8 million in the third quarter 2011.  The increase in revenues was primarily due to an increase in equity underwriting and debt capital markets activity.

•                  Public equity underwriting revenue was $12.2 million from ten transactions in the third quarter 2012, as compared to $3.0 million from five transactions in the comparable prior year period.  Of these transactions, the Company completed five lead managed assignments in the third quarter 2012, compared to two in the prior year period.

•                  Debt capital markets revenue was $4.4 million in the third quarter 2012 from the completion of three transactions, as compared to $0.2 million from the completion of two transactions in the prior year period.

•                  Private placement and registered direct revenue was $0.8 million in the third quarter 2012, as compared to $1.4 million in the third quarter 2011. The Company completed one private transaction in the third quarter 2012 as compared to two private transactions in the prior year period.

•                  Strategic advisory revenue was $1.2 million in the third quarter 2012, as compared to $6.3 million in the third quarter 2011.  The Company completed one strategic advisory transaction in the third quarter 2012 as compared to three strategic advisory transactions in the prior year period.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2012 third quarter financial results on Thursday, November 8, 2012, at 9:00 am EST.  The call can be accessed by dialing 1-866-510-0705 domestic or 1-617-597-5363 international.  The passcode for the call is 98566191.  A replay of the call will be available beginning at 11:00 am EST November 8, 2012 through November 15, 2012.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 64165895.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment, investment banking, research, and sales and trading services through its two business segments:  Ramius and its affiliates makes up the Company’s alternative investment segment, while Cowen and Company is its broker-dealer segment.  Its alternative investment products, solutions and services include hedge funds, replication products, managed futures funds, fund of funds, real estate and health care royalty funds.  Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Stephen Lasota
Cowen Group, Inc.
(212) 845-7919

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues
Investment banking	$18,666	$10,816	$50,550	$39,841
Brokerage	22,701	25,670	71,282	77,868
Management fees	8,866	14,778	28,515	37,799
Incentive income	1,416	(1,823)	2,687	3,233
Interest and dividends	3,605	10,930	14,845	21,330
Reimbursement from affiliates	1,370	978	3,796	2,968
Other	701	309	2,398	1,230
Consolidated Funds
Interest and dividends	24	138	115	443
Other	249	163	359	171
Total revenues	57,598	61,959	174,547	184,883
Expenses
Employee compensation and benefits	47,322	43,651	137,102	132,313
Floor brokerage and trade execution	3,058	4,488	10,992	12,283
Interest and dividends	1,957	1,904	6,888	7,627
Professional, advisory and other fees	3,534	8,063	11,158	25,601
Service fees	2,807	3,815	8,198	11,792
Communications	4,522	3,636	11,775	10,872
Occupancy and equipment	5,808	6,225	16,594	17,523
Depreciation and amortization	2,427	2,421	6,945	6,490
Client services and business development	3,510	3,534	11,089	12,343
Other	3,779	2,158	11,138	5,007
Consolidated Funds
Interest and dividends	2	51	22	137
Professional, advisory and other fees	263	1,002	1,112	2,075
Floor brokerage and trade execution	—	—	—	—
Other	65	82	205	423
Total expenses	79,054	81,030	233,218	244,486
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	12,510	(21,989)	41,969	(4,631)
Bargain purchase gain	—	—	—	22,244
Consolidated Funds net (losses) gains:
Net realized and unrealized (losses) gains on investments and other transactions	(2,730)	(3,181)	817	4,133
Net realized and unrealized (losses) gains on derivatives	212	70	626	(456)
Net (losses) gains on foreign currency transactions	9	313	(6)	40
Total other income (loss)	10,001	(24,787)	43,406	21,330

Income (loss) before income taxes	(11,455)	(43,858)	(15,265)	(38,273)
Income tax (benefit) expense	163	72	496	(17,720)
Net income (loss) from continuing operations	(11,618)	(43,930)	(15,761)	(20,553)
Net income (loss) from discontinued operations, net of tax	—	(5,087)	—	(5,087)
Net income (loss)	(11,618)	(49,017)	(15,761)	(25,640)
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	(1,033)	(783)	(1,225)	2,473
Net income (loss) attributable to Cowen Group, Inc. stockholders	$(10,585)	$(48,234)	$(14,536)	$(28,113)

Earnings (loss) per share:
Basic
Income (loss) from continuing operations	$(0.09)	$(0.37)	$(0.13)	$(0.26)
Income (loss) from discontinued operations	$—	$(0.04)	$—	$(0.06)

Diluted
Income (loss) from continuing operations	$(0.09)	$(0.37)	$(0.13)	$(0.26)
Income (loss) from discontinued operations	$—	$(0.04)	$—	$(0.06)

Weighted average shares used in per share data:
Basic	114,989	115,664	114,587	89,118
Diluted	114,989	115,664	114,587	89,118

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

The primary differences between GAAP net income (loss) and Economic Income (Loss) are that in reporting Economic Income (Loss), the Company: (i) eliminates the impact of consolidation for any of our funds; (ii) excludes equity award expense related to the November 2009 Ramius/Cowen transaction; (iii) excludes certain other acquisition-related and/or reorganization expenses (including the discontinued operations of LaBranche); and (iv) excludes the bargain purchase gain which resulted from the LaBranche acquisition. In addition, in presenting Economic Income (Loss), the Company reclassifies aggregate investment income to Revenues. This amount represents the income the Company has earned in investing its equity capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items.  Economic Income revenues also include management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income expenses are reduced by reimbursement from affiliates, whereas for GAAP purposes such reimbursed expenses are shown as part of revenue.

Additionally, we have reported in this press release our Economic Income (Loss) excluding certain non-cash expenses.  For this measure, we have adjusted Economic Income (Loss) by the following non-cash expense items:

•                  Depreciation and amortization, and

•                  Share-based compensation expense.

Management believes that the non-GAAP calculation of Economic Income (Loss) excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Unaudited Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues
Investment banking	$18,666	$10,816	$50,550	$39,841
Brokerage	22,701	25,670	71,282	77,868
Management fees	13,426	18,476	42,032	48,062
Incentive income	1,699	(643)	8,303	10,217
Investment income	9,152	(17,028)	38,543	22,881
Other revenue	381	(87)	694	486
Total revenues	66,025	37,204	211,404	199,355

Expenses
Employee compensation and benefits	46,249	42,198	133,803	127,302
Interest and dividends	131	182	278	617
Fixed non-compensation expenses	24,016	25,812	69,748	73,675
Variable non-compensation expenses	5,720	9,925	19,733	31,379
Reimbursement from affiliates	(1,467)	(1,028)	(4,018)	(3,186)
Total expenses	74,649	77,089	219,544	229,787
Net Economic Income (Loss) before non-controlling Interests	(8,624)	(39,885)	(8,140)	(30,432)
Non-controlling interests	(301)	(810)	(900)	(2,750)
Economic Income (Loss)	$(8,925)	$(40,695)	$(9,040)	$(33,182)

Economic Income (Loss) Excluding Certain Non-cash Items

Economic Income (Loss)	$(8,925)	$(40,695)	$(9,040)	$(33,182)
Exclusion of depreciation and amortization expense	2,421	2,960	6,936	7,029
Exclusion of share-based compensation expense	5,704	5,154	16,113	12,992
Economic Income (Loss) Excluding Certain Non-cash Items	$(800)	$(32,581)	$14,009	$(13,161)

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2012

(Dollar amounts in thousands)

	Three Months Ended September 30, 2012
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$18,666	$—		$—	$18,666
Brokerage	22,701	—		—	22,701
Management fees	8,866	4,198	(a)	362	13,426
Incentive income	1,416	283	(a)	—	1,699
Investment income	—	9,152	(c)	—	9,152
Interest and dividends	3,605	(3,605	)(c)	—	—
Reimbursement from affiliates	1,370	(1,467	)(b)	97	—
Other revenue	701	(320	)(c)	—	381
Consolidated Funds	273	—		(273)	—
Total revenues	57,598	8,241		186	66,025

Expenses
Compensation & Benefits	47,322	(1,073)		—	46,249
Interest and dividends	1,957	(1,826	)(c)	—	131
Non-compensation expenses - Fixed	—	24,016	(c)(d)	—	24,016
Non-compensation expenses - Variable	—	5,720	(c)(d)	—	5,720
Non-compensation expenses	29,445	(29,445	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,467	)(b)	—	(1,467)
Consolidated Funds	330	—		(330)	—
Total expenses	79,054	(4,075)		(330)	74,649

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	12,510	(12,510	)(c)	—	—
Consolidated Funds net gains (losses)	(2,509)	1,694		815	—
Total other income (loss)	10,001	(10,816)		815	—

Income (loss) before income taxes and non-controlling interests	(11,455)	1,500		1,331	(8,624)

Income taxes (Benefit)	163	(163	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(11,618)	1,663		1,331	(8,624)

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	1,033	(3)		(1,331)	(301)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(10,585)	$1,660		$—	$(8,925)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation: The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Three Months Ended September 30, 2011

(Dollar amounts in thousands)

	Three Months Ended September 30, 2011
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$10,816	$—		$—	$10,816
Brokerage	25,670	—		—	25,670
Management fees	14,778	3,270	(a)	428	18,476
Incentive income	(1,823)	1,180	(a)	—	(643)
Investment income	—	(17,028	)(c)	—	(17,028)
Interest and dividends	10,930	(10,930	)(c)	—	—
Reimbursement from affiliates	978	(1,027	)(b)	49	—
Other revenue	309	(396	)(c)	—	(87)
Consolidated Funds	301	—		(301)	—
Total revenues	61,959	(24,931)		176	37,204

Expenses
Compensation & Benefits	43,651	(1,453)		—	42,198
Interest and dividends	1,904	(1,722	)(c)	—	182
Non-compensation expenses - Fixed	—	25,812	(c)(d)	—	25,812
Non-compensation expenses - Variable	—	9,925	(c)(d)	—	9,925
Non-compensation expenses	34,340	(34,340	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,028	)(b)	—	(1,028)
Consolidated Funds	1,135	—		(1,135)	—
Total expenses	81,030	(2,806)		(1,135)	77,089

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	(21,989)	21,989	(c)	—	—
Bargain purchase gain	—	—	(e)	—	—
Consolidated Funds net gains (losses)	(2,798)	2,179		619	—
Total other income (loss)	(24,787)	24,168		619	—

Income (loss) before income taxes and non-controlling interests	(43,858)	2,043		1,930	(39,885)

Income taxes (Benefit)	72	(72	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(43,930)	2,115		1,930	(39,885)

Net income (loss) from discontinued operations, net of tax	(5,087)	5,087	(f)	—	—
(Income) loss attributable to non-controlling interests in consolidated subsidiaries	783	337		(1,930)	(810)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(48,234)	$7,539		$—	$(40,695)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation: The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income excludes the bargain purchase gain which resulted from the LaBranche acquisition.

(f) Economic Income excludes discontinued operations.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2012

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2012
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$50,550	$—		$—	$50,550
Brokerage	71,282	—		—	71,282
Management fees	28,515	12,367	(a)	1,150	42,032
Incentive income	2,687	5,616	(a)	—	8,303
Investment income	—	38,543	(c)	—	38,543
Interest and dividends	14,845	(14,845	)(c)	—	—
Reimbursement from affiliates	3,796	(4,018	)(b)	222	—
Other revenue	2,398	(1,704	)(c)	—	694
Consolidated Funds	474	—		(474)	—
Total revenues	174,547	35,959		898	211,404

Expenses
Compensation & Benefits	137,102	(3,299)		—	133,803
Interest and dividends	6,888	(6,610	)(c)	—	278
Non-compensation expenses - Fixed	—	69,748	(c)(d)	—	69,748
Non-compensation expenses - Variable	—	19,733	(c)(d)	—	19,733
Non-compensation expenses	87,889	(87,889	)(c)(d)	—	—
Reimbursement from affiliates	—	(4,018	)(b)	—	(4,018)
Consolidated Funds	1,339	—		(1,339)	—
Total expenses	233,218	(12,335)		(1,339)	219,544

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	41,969	(41,969	)(c)	—	—
Consolidated Funds net gains (losses)	1,437	(1,318)		(119)	—
Total other income (loss)	43,406	(43,287)		(119)	—

Income (loss) before income taxes and non-controlling interests	(15,265)	5,007		2,118	(8,140)

Income taxes (Benefit)	496	(496	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(15,761)	5,503		2,118	(8,140)

(Income) loss attributable to non-controlling interests in consolidated subsidiaries	1,225	(7)		(2,118)	(900)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(14,536)	$5,496		$—	$(9,040)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and activist business.

(b) Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Economic Income and GAAP Income for the Nine Months Ended September 30, 2011

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2011
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments		Consolidation	Income
Revenues
Investment banking	$39,841	$—		$—	$39,841
Brokerage	77,868	—		—	77,868
Management fees	37,799	8,856	(a)	1,407	48,062
Incentive income	3,233	6,984	(a)	—	10,217
Investment income	—	22,881	(c)	—	22,881
Interest and dividends	21,330	(21,330	)(c)	—	—
Reimbursement from affiliates	2,968	(3,185	)(b)	217	—
Other revenue	1,230	(744	)(c)	—	486
Consolidated Funds	614	—		(614)	—
Total revenues	184,883	13,462		1,010	199,355

Expenses
Compensation & Benefits	132,313	(5,011)		—	127,302
Interest and dividends	7,627	(7,010	)(c)	—	617
Non-compensation expenses - Fixed	—	73,675	(c)(d)	—	73,675
Non-compensation expenses - Variable	—	31,379	(c)(d)	—	31,379
Non-compensation expenses	101,911	(101,911	)(c)(d)	—	—
Reimbursement from affiliates	—	(3,186	)(b)	—	(3,186)
Consolidated Funds	2,635	—		(2,635)	—
Total expenses	244,486	(12,064)		(2,635)	229,787

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	(4,631)	4,631	(c)	—	—
Bargain purchase gain	22,244	(22,244	)(e)	—	—
Consolidated Funds net gains (losses)	3,717	(686)		(3,031)	—
Total other income (loss)	21,330	(18,299)		(3,031)	—

Income (loss) before income taxes and non-controlling interests	(38,273)	7,227		614	(30,432)

Income taxes (Benefit)	(17,720)	17,720	(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(20,553)	(10,493)		614	(30,432)

Net income (loss) from discontinued operations, net of tax	(5,087)	5,087	(f)	—	—
(Income) loss attributable to non-controlling interests in consolidated subsidiaries	(2,473)	337		(614)	(2,750)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(28,113)	$(5,069)		$—	$(33,182)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a) Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities.

(b) Economic Income excludes goodwill impairment and income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c) Economic Income recognizes Company income from proprietary trading net of related expenses.

(d) Economic Income recognizes Companies proportionate share of expenses for certain real estate and other operating entities for which the investments are recorded under the equity method of accounting for investments.

(e) Economic Income excludes the bargain purchase gain which resulted from the LaBranche acquisition.

(f) Economic Income excludes discontinued operations.